                                                                    EXHIBIT 99.5

                            CELL THERAPEUTICS, INC.
                       1996 EMPLOYEE STOCK PURCHASE PLAN


  1. Purpose.  The Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan
     -------
(the "Plan") is intended to encourage ownership of stock by employees of Cell
      ----
Therapeutics, Inc., a Washington corporation (the "Company"), and certain
                                                   -------
affiliates, and to provide additional incentive for the employees to promote the success of the business of the Company and any such affiliates. It is intended that the Plan shall be an "employee stock purchase plan" within the meaning of Section 423 of the Code.

  2. Definitions.  As used in this Plan, the following terms shall have the
     -----------
meanings set forth below:

     (a) "Base Salary" means the regular gross base salary paid to a Participant
          -----------
by one or more Participating Employers during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Related Corporation. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Related Corporation under any employee benefit or welfare plan now or hereafter established.

     (b) "Beneficiary" means the person designated as beneficiary on the
          -----------
Optionee's Enrollment Agreement or, if no such beneficiary is named or no such agreement is in effect at the Optionee's death, his or her beneficiary as determined under the provisions of the Company's program of life insurance for employees.

     (c) "Board" means the Board of Directors of the Company.
          -----

     (d) "Change in Control" means any of the following:
          -----------------

         (i) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the Stock where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

         (ii) a merger in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

         (iii) the sale, exchange or transfer of all or substantially all of the Company's assets (other than a sale, exchange or transfer to one or more corporations or other entities where the shareholders of the Company before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) or other entities to which the assets were transferred).

     (e) "Code" means the Internal Revenue Code of 1986, as amended, or any
          ----
statute successor thereto, and any regulations issued from time to time thereunder.

     (f) "Committee" means a committee of the Board consisting of not less than
          ---------
two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan. Each member of the Committee will be "disinterested" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. For any period during which no such committee is in existence, all authority and responsibility assigned to the Committee under this Plan shall be exercised, if at all, by the Board.

     (g) "Eligible Employee" means a person who is eligible under the provisions
          -----------------
of Section 7 to receive an Option as of a particular Offering Commencement Date.

     (h) "Enrollment Agreement" means an agreement whereby an Optionee
          --------------------
authorizes a Participating Employer to withhold payroll deductions from his or her Base Salary and otherwise is in such form as the Committee may specify.

     (i) "Fair Market Value" means, as of any given date, the last reported
          -----------------
sales price of the Stock as reported in The Wall Street Journal for such date
                                        -----------------------
or, if either no such sale is reported or the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

     (j) "Offering Commencement Date" means any date on which Options are
          --------------------------
granted under the Plan as determined by the Committee pursuant to Section 8.

     (k) "Offering Period" means a period of approximately six months' duration,
          ---------------
beginning on an Offering Commencement Date and ending, subject to Section 9.6, on the last business day of the sixth calendar month ending after such date, during which Options are granted and outstanding under the Plan pursuant to a determination by the Committee under Section 4.

     (l) "Offering Termination Date" means the last business day of an Offering
          -------------------------
Period, on which Options must, if ever, be exercised.

     (m) "Option" means an option to purchase shares of Stock granted under the
          ------
Plan.

     (n) "Optionee" means an Eligible Employee to whom an Option is granted.
          --------

     (o) "Option Shares" means shares of Stock purchasable under an Option.
          -------------

     (p) "Participant" means any Eligible Employee of a Participating Employer
          -----------
who is actively participating in the Plan.

     (q) "Participating Employer" means the Company or any Related Corporation
          ----------------------
which is designated by the Committee as a corporation whose Eligible Employees are to receive Options as of a particular Offering Commencement Date.

     (r) "Related Corporation" means any corporation which is or during the term
          -------------------
of the Plan becomes a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in
Section 424(f) of the Code.

     (s) "Stock" means the common stock, without par value, of the Company.
          -----

  3. Term of Plan.  The Plan shall become effective upon (a) the adoption of
     ------------
the Plan by the Board, subject to the approval of the Plan by the shareholders of the Company within 12 months of such adoption, and (b) the effectiveness of a registration statement on Form S-8 under the Securities Act of 1933, as amended,
covering the shares of Stock subject to the Plan.   No Option shall be granted
under the Plan on or after the tenth anniversary of such approval but Options theretofore granted may extend beyond that date.

  4. Administration.  The Plan shall be administered by the Committee, which
     --------------
shall determine from time to time whether to grant Options under the Plan as of any date otherwise qualifying as an Offering Commencement Date. The Committee shall further determine which (if any) Related Corporation shall be Participating Employers as of each Offering Commencement Date. The Committee shall have authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to determining the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan.

  5.  Amendment and Termination.  The Board may terminate or amend the Plan
      -------------------------
at any time and from time to time. No termination of or amendment to the Plan may materially adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee's consent.

  6. Shares of Stock Subject to the Plan.  No more than an aggregate of
     -----------------------------------
1,000,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated by Section 9.6, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

  7. Eligibility.  Each employee of a Participating Employer shall be
     -----------
granted an Option on each Offering Commencement Date on which such employee meets all of the following requirements:

     (a) The employee is customarily employed by a Participating Employer for more than twenty hours per week and for more than five months per calendar year and has been employed by one or more Participating Employers for at least twelve months (consecutive or nonconsecutive) prior to the applicable Offering Commencement Date.

     (b) The employee will not, after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subparagraph
(b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     (c) Upon grant of the Option, the employee's rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the stock (determined as of the grant date) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code.

  8. Offering Commencement Dates.  Options shall be granted on the first
     ---------------------------
business day of any calendar month which is designated by the Committee as the beginning of an Offering Period.

  9. Terms and Conditions of Options.
     -------------------------------

     9.1  General.  All Options granted on a particular Offering Commencement
          -------
Date shall comply with the terms and conditions set forth in Sections 9.2 through 9.10.

     9.2  Purchase Price.  The purchase price of Option Shares shall be 85% of
          --------------
the lower of (a) the Fair Market Value of the shares as of the Offering Commencement Date and (b) the Fair Market Value of the shares as of the Offering Termination Date.

     9.3  Restrictions on Transfer.  Options may not be assigned, transferred,
          ------------------------
pledged or otherwise disposed of. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee. Option Shares may not be assigned, transferred, pledged or otherwise disposed of, except by will or under the laws of descent and distribution, until after the first anniversary of the Offering Termination Date on which acquired (or the death of the Optionee, if earlier) without the of consent the Committee, but thereafter may be sold or otherwise transferred without restriction. The Optionee shall agree in the Enrollment Agreement to notify the Company of any transfer of the shares within two years of the Offering Commencement Date of those shares. The Company shall have the right to place a legend on all stock certificates instructing the transfer agent to notify the Company of any transfer of the shares. The Company shall also have the right to place a legend on certificates setting forth the restriction on transferability of such shares.

     9.4  Expiration.  Each Option shall expire at the close of business on the
          ----------
Offering Termination Date or on such earlier date as may result from the operation of Section 9.5 or by action of the Committee taken pursuant to Section 9.6.

     9.5  Termination of Employment of Optionees.  If an Optionee ceases for any
          --------------------------------------
reason to be continuously employed by a Participating Employer, whether due to death, retirement, voluntary severance, involuntary severance, transfer, or disaffirmation of a Related Corporation with the Company, his or her Option shall immediately expire, and the Optionee's accumulated payroll deductions shall be returned to the Optionee or his or her Beneficiary, as the case may be, by the Company. For purposes of this Section 9.5, an Optionee shall be deemed to be employed throughout any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of ninety days or the period during which the Optionee's reemployment rights are guaranteed by statute or by contract. If the Optionee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first day of such leave of absence.

     9.6  Capital Changes Affecting the Stock.  In the event that, between the
          -----------------------------------
Offering Commencement Date and the Offering Termination Date of an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share shall be proportionately adjusted. [-- AND THE MAXIMUM NUMBER OF SHARES ISSUABLE UNDER THE PLAN?] In the event of a Change in Control, the Committee, in its sole discretion, shall either (a) provide that Options granted under the Plan shall be fully exercisable to the extent of each Participant's accumulated withholdings for the Offering Period as of a date prior to the Change in Control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume the Company's rights and obligations under the Plan. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Optionee of such proposed recapitalization immediately upon its being recommended by the Board to the Company's shareholders, after which the Optionee shall have the right to exercise his or her Option prior to such recapitalization; if the Optionee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

     9.7  Payroll Deductions.  An Optionee may purchase shares under his or her
          ------------------
Option during any particular Offering Period by completing and returning to the Human Resources department of the Company at least ten days prior to the beginning of such Offering Period an Enrollment Agreement indicating a percentage (which shall be a full integer between two and ten) of his or her Base Salary which is to be withheld each payroll period. The Optionee shall not be permitted to change the percentage of Base Salary withheld during an Offering Period. However, the Optionee may withdraw any or all of his or her accumulated payroll deductions by submitting a written request therefor to the Human Resources department of the Company no later than two weeks prior to the Offering Termination Date whereupon his or her payroll deduction for the remainder of the Offering Period shall cease and he or she shall not be permitted to re-enroll in such Offering Period. Any Enrollment Agreement in effect for an Offering Period shall remain in effect as to any subsequent Offering Period unless revoked by a withdrawal of the Optionee's accumulated payroll deduction amounts (in which case submission of a new Enrollment Agreement will be required for participation in a future Offering Period) or modified by submission of a new Enrollment Agreement, or until the Optionee's termination of employment for any reason.

     9.8  Exercise of Options.  On the Offering Termination Date, the Optionee
          -------------------
may purchase the number of shares purchasable by his or her accumulated payroll deductions (subject to any maximum limit established by the Committee, in its sole discretion, on the number of shares available under every Option in a particular Offering Period), provided that:

          (a) If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based
                                                          --- ----
on the Optionee's accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan.

          (b) If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly.

     Accumulated payroll deductions not withdrawn prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of Option Shares. Accumulated payroll deductions, to the extent in excess of the aggregate purchase price of the shares purchased by the Optionee on an Offering Termination Date, shall be refunded to the Optionee.

     9.9  Delivery of Stock.  Except as provided below, within a reasonable time
          -----------------
after the Offering Termination Date, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares purchased by the Optionee. A stock certificate representing the number of shares purchased will be issued in the Participant's name only, or if his or her Enrollment Agreement so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require that the Company or the Optionee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate.

     Notwithstanding the foregoing, the Company may elect to hold for the benefit of the Optionee any shares otherwise to be delivered to the Optionee pursuant to this Section 9.9, or to deliver the same to such agent or agents of the Company for the benefit of the Optionee as the Company may select, for the period during which the transfer of such shares is limited by this Plan and by
Section 423 of the Code (and thereafter, until the Optionee requests delivery of such shares of Stock in writing). In that event, the Optionee shall have all of the rights of a shareholder in the shares so held by the Company or its agent, except as limited by the restriction on transferability, from and after the issuance of the same and the Company or its agent shall adopt reasonable procedures to enable the Optionee to exercise such rights. In the event of the Optionee's death while any shares are so held, such shares shall be delivered to the Optionee's Beneficiary promptly following the Committee's receipt of evidence satisfactory to the Committee of the Optionee's death.

     9.10  Return of Accumulated Payroll Deductions.  In the event that the
           ----------------------------------------
Optionee or his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of shares purchased, such amount shall be returned by the Company to the Optionee or the Beneficiary, as the case may be, as soon as practicable following the Offering Termination Date of the Offering Period in which the same were deducted. Accumulated payroll deductions held by the Company shall not bear interest nor shall the Company be obligated to segregate the same from any of its other assets.

 10. No Enlargement of Employment Rights.  Neither the establishment or
     -----------------------------------
continuation of the Plan nor the grant of any Option hereunder shall be deemed to give any employee the right to be retained in the employ of the Company or a Related Corporation, or any successor to either, or to interfere with the right of the Company or such Corporation or successor to discharge the employee at any time.

 11. Tax Withholding.  If, at any time, the Company or any Related Corporation
     ---------------
is required, under applicable laws and regulations, to withhold, or to make any deduction of any taxes or take any other action in connection with any exercise of an Option or transfer of shares of Stock, the Company or such Related Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Company or such Related Corporation the amount of taxes required to be withheld, or, in lieu thereof, the Company or such Related Corporation shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

  12. Governing Law.  The Plan and all Options and actions taken thereunder
      -------------
shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflict of laws principles thereof.